UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2005

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Grant of Class C Profits Interest Units

On September 29, 2005, the Compensation Committee of our Board of Directors approved the grant to each of our named executive officers of an award of Class C Profits Interest Units (which we refer to as the “Class C Units”) of our operating partnership, Digital Realty Trust, L.P. under our 2004 Incentive Award Plan. The grant of the awards to each of the named executive officers is subject to the execution by the executive of a Class C Profits Interest Units Agreement, the form of which was approved by the Compensation Committee on September 29, 2005. Under the form of the agreement, the effective date of the awards is October 1, 2005, and the awards are on the terms and conditions set forth in the agreements.

If the performance condition and the other vesting conditions are satisfied with respect to a Class C Unit, as described below and as set forth in the applicable Class C Profits Interest Units Agreement, the Class C Unit will be treated in the same manner as the existing long-term incentive units issued by our operating partnership.

Pursuant to the Class C Profits Interest Units Agreement, the Class C Units subject to each award will vest based on the achievement of a 10% or greater compound annual total shareholder return (which we refer to as the “performance condition”) combined with the executive’s continued service with our company or our operating partnership. If we achieve a compound annual total shareholder return equal to at least 10% over a period commencing on October 1, 2005 and ending on the earlier of September 30, 2008 and the date of a change in control of our company, the performance condition will be deemed satisfied with respect to a number of Class C Units that is based on the executive’s allocated percentage of an aggregate performance award pool. For purposes of calculating the total shareholder return during this period, the initial value of our common stock will be equal to $17.89 (which represents the five day trailing average of the closing prices of our common stock ending on September 30, 2005) and the ending value of our common stock will be based on the five day trailing average at the end of the performance period and will include an amount that would have been realized if all cash dividends paid during the performance period were reinvested in common stock on the applicable dividend payment date.

The aggregate amount of the performance award pool will be equal to 7% of the “excess shareholder value” created during the applicable performance period, but in no event will the amount of the pool exceed the lesser of $40,000,000 or the value of 2.5% of the total number of shares of our common stock and limited partnership units of our operating at the end of the performance period. Under the Class C Profits Interest Units Agreements, “excess shareholder value” is equal to the excess of (x) the aggregate market value of the total number of shares of common stock and units outstanding at the end of the performance period, plus the cumulative value of dividends paid during the performance period (assuming reinvestment in our common stock), over (y) the aggregate market value of the common stock and units as of October 1, 2005 earning a compound annual rate of return equal to 10% during the performance period, plus the aggregate market value of new shares of common stock and units issued by our company or our operating partnership during the performance period earning a compound annual rate of return equal to 10% from the date of issue through the end of the performance period.

Except in the event of a change in control of our company, 60% of the Class C Units that satisfy the performance condition will vest at the end of the three year performance period and an additional 1/60th of such Class C Units will vest on the date of each monthly anniversary thereafter, provided that the executive’s service has not terminated prior to the applicable vesting date. If, however, a change in control of our company occurs before September 30, 2008 and we achieve a compound annual total shareholder return (based on the price per share paid in the change in control transaction) equivalent to at least 10% during the period commencing on October 1, 2005 and ending on the date of the change in control, 100% of the Class C Units that satisfy the performance condition as of the change in control date will vest immediately prior to the change in control. In addition, if a change in control of our company occurs after the performance condition has been satisfied and the executive remains a service provider, the Class C Units will fully vest immediately prior to the change in control.

If the executive’s service is terminated due to death or disability or without cause (or for good reason if the executive’s employment agreement contemplates a “good reason” termination) prior to the end of the performance period or change in control date and we later satisfy the performance condition, a pro rata portion of the Class C Units will then vest based on the executive’s length of service during the performance period (20% if the executive remained in service through September 30, 2006 and 1/60th on each subsequent monthly anniversary thereafter).

To the extent that any Class C Units fail to satisfy the performance condition at the end of the performance period (or the change in control date, if earlier), such Class C Units will automatically be cancelled and forfeited by the executive. In addition, any Class C Units which are not eligible for pro rata vesting in the event of a termination of the executive’s employment due to death or disability or without cause (or for good reason, if applicable) will automatically be cancelled and forfeited upon a termination of the executive’s employment.

In the event that the value of the executive’s allocated portion of the award pool that satisfies the performance condition equates to a number of Class C Units that is greater than the number of Class C Units awarded to the executive, we will make an additional payment to the executive in the form of a number of shares of our restricted stock equal to the difference. Sixty percent of the shares of restricted stock will be vested at the time of issuance and 1/60th of such shares will vest on each monthly anniversary thereafter, subject to full accelerated vesting in the event of a subsequent change in control of our company. If, however, this additional payment is made in connection with a change in control of our company that satisfies the performance condition, all of the shares issued will be fully vested at the time of issuance. If the executive’s service is terminated due to death or disability or without cause (or for good reason, if applicable) prior to the end of the performance period or change in control date, the executive will be entitled to receive a similar pro rata payment, based on his service during the performance period, in the form of shares of fully vested common stock rather than restricted stock.

All determinations, interpretations and assumptions relating to the vesting and calculation of the awards under the Class C Profits Interest Units Agreements will be made by the administrator of our 2004 Incentive Award Plan (presently the Compensation Committee). In addition, the administrator may, in its discretion, adjust or modify the methodology for calculating the vesting of the awards (other than the executive’s allocated percentage of the performance award pool) to account for events affecting the value of our common stock which the administrator of our 2004 Incentive Award Plan does not consider indicative of our performance, such as the issuance of new common stock, stock repurchases, stock splits, issuances and/or exercises of stock grants or stock options, and similar events.

Messrs. Magnuson, Foust and Stein are, subject to certain limitations, entitled to an additional tax gross-up payment under their employment agreements if any amounts paid or payable to them would be subject to the excise tax on certain so-called “excess parachute payments” under Section 4999 of the Internal Revenue Code. In the event that in connection with a change in control of our company, the issuance, vesting or payment of the Class C Units or additional shares of our common stock constitutes a parachute payment, such amounts will be subject to the excise tax gross-up provisions contained in their employment agreements.

The table below sets forth the names, number of Class C Units awarded and award pool percentages with respect to the awards approved by the Compensation Committee on September 29, 2005 to our named executive officers.

Named Executive Officer	Number of Class C Units	Award Pool Percentage
Richard A. Magnuson	333,333 Units	25.00%
Michael F. Foust	250,000 Units	18.75%
A. William Stein	166,667 Units	12.50%
Scott E. Peterson	166,667 Units	12.50%

We also intend to grant similar performance awards to certain other executives who are not named executive officers. In addition, a portion of the award pool may remain unallocated and available for grants to other future senior executives or to the then current grantees (including the named executive officers) if the Compensation Committee determines that the award pool percentage allocated to one or more of such executives should be increased.

A copy of a form of the Class C Profits Interest Units Agreement for the awards to our named executive officers is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

200 Paul Avenue Refinancing

On October 4, 2005, our subsidiary which directly holds the fee interests in 200 Paul Avenue completed an $81 million mortgage refinancing with Countrywide Commercial Real Estate Finance, Inc. The proceeds from the refinancing were used to repay the existing loan secured by 200 Paul Avenue and the balance will be used to reduce borrowings under our revolving credit facility. The new mortgage loan bears interest at a rate of 5.79% per annum and matures on October 8, 2015. Monthly payments will be for interest only during the first two years. Thereafter, payments of principal and interest will be based on a 300-month amortization schedule, with the balance of the principal amount due at maturity. Prepayment of the loan during the first five years of the term is prohibited. After November 8, 2010, subject to satisfaction of certain conditions, and payment of the yield maintenance premium set forth in the loan documents, the loan may be prepaid in whole, but not in part. The loan is nonrecourse to the borrower, subject to certain recourse carveouts. Our operating partnership has provided an environmental indemnity and has guaranteed the recourse carveouts under the loan.

Copies of the Loan Agreement and the Promissory Note are filed herewith as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On October 5, 2005, we issued a press release announcing our completion of the purchase of two properties located in Chicago, Illinois and Amsterdam, Netherlands. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Form of Class C Profits Interest Units Agreement.

10.2	Loan Agreement, dated as of October 4, 2005, by and between 200 Paul, LLC and Countrywide Commercial Real Estate Finance, Inc.

10.3	Promissory Note, by 200 Paul, LLC in favor of Countrywide Commercial Real Estate Finance, Inc.

99.1	Press Release dated October 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ Michael F. Foust
Michael F. Foust
Chief Executive Officer

October 5, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Class C Profits Interest Units Agreement.

10.2	Loan Agreement, dated as of October 4, 2005, by and between 200 Paul, LLC and Countrywide Commercial Real Estate Finance, Inc.

10.3	Promissory Note, by 200 Paul, LLC in favor of Countrywide Commercial Real Estate Finance, Inc.

99.1	Press Release dated October 5, 2005.